                                                                    Exhibit 99.1

                                                       CONTACT:  Robert K. Hynes
                                                                  Monica Burrows
                                                                    212-355-5200

                           [RESIGNATION PRESS RELEASE]

                        RELEASE DATE: February 13, 2003

FOR IMMEDIATE RELEASE

                        WHX ANNOUNCES MANAGEMENT CHANGES

NEW YORK - FEBRUARY 13, 2003 - WHX  CORPORATION  (NYSE:  WHX) announced  today a management  change  for its Handy & Harman  subsidiary.  Garen W. Smith has been named as the Chairman of the Board of Handy & Harman, effective immediately, and
Daniel  Murphy  has been  named as the  President  of Handy & Harman,  effective immediately.

Mr.  Smith,  age 60,  has been a member of the Board of  Directors  of WHX and a consultant to WHX since 2002. Mr. Smith had  previously  served as President and
Chief  Executive  Officer of Unimast  Incorporated,  a former  subsidiary of the
Company,  from  1991 to  2002.  Mr.  Murphy,  age 41,  was  the  Vice  President
Engineered Materials of Handy & Harman and President of Handy & Harman's Olympic
Manufacturing  Group,  Inc.  division  prior to his  appointment as President of
Handy &  Harman,  and has  worked  at  Olympic  Manufacturing  Group in  various positions since 1984.

Robert  LeBlanc,  the  Executive  Vice  President of WHX and President and Chief
Executive  Officer of Handy & Harman,  announced  his  resignation  from WHX and
Handy & Harman to pursue other business opportunities.

WHX is a holding  company that has been structured to invest in and/or acquire a diverse group of businesses on a decentralized  basis. WHX's primary business is
Handy &  Harman,  a  diversified  manufacturing  company with  activities in precious metals fabrication, specialty wire and tubing and engineered materials.
WHX   also   owns   Pittsburgh-Canfield    Corporation,    a   manufacturer   of
electrogalvanized products used in the construction and appliance industries.

Forward-Looking Statements

This press release  contains  forward-looking  statements  within the meaning of
Section 27A of the  Securities  Act of 1933, as amended,  and Section 21E of the
Securities Exchange Act of 1934, as amended, which are intended to be covered by
the  safe  harbors   created   thereby.   Investors  are   cautioned   that  all
forward-looking  statements  involve risks and  uncertainty,  including  without limitation,  general economic  conditions,  the ability of the Company to market and sell its products, and the effects of competition and pricing.  Although the
Company believes that the assumptions underlying the forward-looking  statements are reasonable, any of the assumptions could be inaccurate, and therefore, there cannot be assurance that any  forward-looking  statements included in this press release will prove to be  accurate.  In light of the  significant  uncertainties inherent in any forward-looking

statements  included  herein,  the inclusion of such  information  should not be regarded  as a  representation  by the  Company  or any  other  person  that the objectives and plans of the Company will be achieved.